EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


      We consent to the use in this Registration Statement on Form SB-2 of our report dated January 4, 2002, except for Note 8, as to which the date is March 1, 2002, relating to the financial statements of iGames Entertainment, Inc., and to the reference to our firm under the caption "Experts" in the prospectus.

/s/Feldman Sherb & Co., P.C.
New York, New York
April 4, 200